UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 13, 2007

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company amended Article VI of the Company’s Bylaws, effective August 13, 2007, to provide that by resolution the Company’s Common Stock may be in the form of uncertificated shares. Shares represented by an outstanding certificate may not, however, be issued in uncertificated form until the certificate is surrendered to the Company. The amended Article VI provides that every holder of uncertificated shares shall upon request be entitled to have a certificate signed by, or in the name of the Company by, the chairman of the Board and other specified officers of the Company.
The amendment of Article VI implements a recently adopted NASDAQ requirement that securities listed on NASDAQ, such as the Company’s Common Stock, be eligible for a Direct Registration Program operated by a clearing agency such as The Depository Trust Company. A Direct Registration Program allows an investor to have securities registered in the investor’s name without having a physical certificate issued to the investor.
The full text of the Bylaws, including amended Article VI, is filed as Exhibit 3.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.2     Bylaws, as amended.

SIGNATURE

CAL-MAINE FOODS, INC.

Date: August 17, 2007                                                         By: /s/ Fred R. Adams, Jr.

Fred R. Adams, Jr.
Chairman of the Board and Chief Executive Officer